UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2014

Compuware Corporation
(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 000-20900

Michigan	38-2007430
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Campus Martius, Detroit, Michigan	48226-5099
(Address of Principal Executive Offices)	(Zip Code)
(Registrant’s telephone number, including area code): (313) 227-7300
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction

On December 15, 2014, Project Copper Merger Corp., a Michigan corporation (“Acquisition Sub”), and a direct wholly owned subsidiary of Compuware Holdings, LLC (formerly Project Copper Holdings, LLC), a Delaware limited liability company (“Parent”), completed its merger (the “Merger”) with and into Compuware Corporation, a Michigan corporation (the “Company”), pursuant to the terms of the Agreement and Plan of Merger, dated as of September 2, 2014 (the “Merger Agreement”), by and among Parent, Acquisition Sub and the Company. The Company was the surviving corporation in the Merger and, as a result, is now a direct, wholly owned subsidiary of Parent. Parent is controlled by investment funds affiliated with Thoma Bravo, LLC (“Thoma Bravo”) and is beneficially owned by such funds and certain other investors.

Item 1.01	Entry into a Material Definitive Agreement.

Amendment to the Rights Agreement

On December 15, 2014, the Company entered into Amendment No. 5 (the “Amendment”) to the Rights Agreement (the “Rights Agreement”), dated as of October 25, 2000, by and between the Company and Computershare Trust Company, N.A., as rights agent.

The Amendment changes the “Final Expiration Date,” as defined in the Rights Agreement, from May 9, 2015 to the first to occur of (i) the Close of Business on May 9, 2015 and (ii) immediately prior to the Effective Time (as such term is defined in the Merger Agreement) of the Merger. The Amendment has the effect of terminating the Rights Agreement immediately prior to the Effective Time of the Merger. The Effective Time of the Merger occurred at 8:13 a.m. on December 15, 2014, and, in accordance with the Amendment, the Rights Agreement is now terminated and all Rights thereunder have expired.

The foregoing is a summary of the terms of the Amendment. The summary does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 4.1 and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introduction to this Current Report on Form 8-K is incorporated into this Item 2.01 by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, the Company notified the NASDAQ Stock Market (“NASDAQ”) of its intent to remove its common stock from listing on NASDAQ and requested NASDAQ file a Notification of Removal from Listing and/or Registration on Form 25 with the Securities and Exchange Commission (the “SEC”) to delist and deregister its shares of common stock (the “Shares”). The Company intends to file with the SEC a Form 15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requesting the deregistration of the Shares and the suspension of the Company’s reporting obligations under Section 13 and 15(d) of the Exchange Act. Trading of the Shares on NASDAQ was suspended as of the closing of trading on December 15, 2014.

Item 3.03	Material Modification to Rights of Security Holders.

Effective as of the Effective Time of the Merger, each share of the Company’s common stock (other than shares held by the Company as treasury stock or held, directly or indirectly, by Parent or Acquisition Sub immediately prior to the Effective Time of the Merger) was cancelled and the shareholders received a net cash payment of $10.389188 per share of common stock. The information set forth in the Introduction to this Current Report on Form 8-K and in Item 5.03 is incorporated into this Item 3.03 by reference.

Item 5.01	Changes in Control of Registrant.

The information set forth in the Introduction and under Item 3.01 of this Current Report on Form 8-K is incorporated into this Item 5.01 by reference.

In connection with the Merger, the aggregate purchase price paid for all equity securities of the Company was approximately $2.4 billion. The purchase price was funded by equity financing from Thoma Bravo and its affiliates and co-investors of approximately $655 million.

To the knowledge of the Company, except as set forth herein, there are no arrangements, including any pledge by any person of securities of the Company or Parent, the operation of which may at a subsequent date result in a further change in control of the Company. In addition, the Merger Agreement includes provisions relating to the election of directors to the Board of Directors of the Company.

The foregoing description of the Merger Agreement and related transactions (including, without limitation, the Merger) does not purport to be complete and is subject, and qualified in its entirety by reference, to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 3, 2014 and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the consummation of the Merger and as contemplated by the Merger Agreement (and not because of any disagreement with the Company), all of the directors of the Company ceased to be directors of the Company, as of the Effective Time. In accordance with the terms of the Merger Agreement, at the Effective Time, the directors of Acquisition Sub became directors of the Company. At the Effective Time, the Company’s board of directors consisted of Orlando Bravo, Seth Boro, Kenneth J. Virnig, Marcel Bernard, James K. Lines and Christopher O’Malley.  Each of Messrs. Bravo, Boro, Virnig, Bernard and Lines is affiliated with Thoma Bravo.

In addition, as contemplated by the Merger Agreement, the officers of Acquisition Sub as of the Effective Time became the officers of the Company, except that Robert C. Paul was given notice of termination at the Effective Time. Additionally, Joseph R. Angileri and Daniel S. Follis, Jr. provided the Company with notices of termination of their respective employment pursuant to existing severance agreements. The terminations of Messrs. Paul, Angileri and Follis will become effective on January 15, 2015, pursuant to such agreements.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time, the certificate of incorporation of the Company, as in effect immediately prior to the Merger, was amended and restated to be in the form of the certificate of incorporation described in Section 2.4 of the Merger Agreement (the “Amended and Restated Certificate of Incorporation”) in accordance with the terms of the Merger Agreement. In addition, at the Effective Time, the Company’s bylaws, as in effect immediately prior to the Merger, were amended and restated to be identical to the bylaws of Acquisition Sub, other than the name of Acquisition Sub, which was replaced by the name of the Company (the “Amended and Restated Bylaws”). Copies of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws are filed as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 8.01	Other Events

On December 15, 2014, Thoma Bravo issued a press release announcing the completion of the Merger, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Amended and Restated Certificate of Incorporation of Compuware Corporation
3.2	Amended and Restated Bylaws of Compuware Corporation
4.1	Amendment No. 5 to the Rights Agreement
99.1	Press Release dated December 15, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUWARE CORPORATION

	By:	/s/ Daniel S. Follis, Jr.
Name: Daniel S. Follis, Jr.
Title: Senior Vice President, General Counsel & Secretary

Dated: December 16, 2014

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Compuware Corporation

3.2	Amended and Restated Bylaws of Compuware Corporation

4.1	Amendment No. 5 to Rights Agreement

99.1	Press Release dated December 15, 2014